Exhibit 10.1

EXECUTION VERSION

STOCKHOLDER VOTING AND SUPPORT AGREEMENT

This STOCKHOLDER Voting and Support Agreement (this “Agreement”) is made as of December 22, 2023, by and among (i) Twelve Seas Investment Company II, a Delaware corporation (together with its successors, the “Purchaser”), (ii) CL Newco Inc., a Delaware corporation (the “Company”), and (iii) the individuals whose names appear on the signature pages hereto who may, subject to the Contribution, become holders of capital stock of the Company (each, a “Holder” and collectively, the “Holders”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on the date hereof, the Purchaser, the Company, Crystal Lagoons U.S. Corp., a Delaware corporation (together with its successors, “Original Crystal Lagoons”), Twelve Seas II Merger Sub 1 Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), Twelve Seas II Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 shall merge with and into the Company, with the separate corporate existence of Merger Sub 1 ceasing and the Company continuing as the surviving corporation and a wholly owned subsidiary of the Purchaser (the “First Merger”) and (ii) immediately following the effectiveness of the First Merger, the Company, as the surviving corporation of the First Merger, shall merge with and into Merger Sub 2, with the separate corporate existence of the Company ceasing and Merger Sub 2 continuing as the surviving limited liability company and wholly owned subsidiary of the Purchaser (the “Second Merger” and, together with the First Merger, the “Mergers”); and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Purchaser, the Company and the Holder desire to enter into this Agreement in order for the Holders to provide certain assurances to the Purchaser regarding the manner in which the Holders are bound hereunder to vote any shares of Company Common Stock which the Holders may, following and subject to the consummation of the Contribution, beneficially own, acquire, hold or otherwise have voting power (such shares, together with any other shares of Company Common Stock acquired by the Holders after the completion date of the Contribution and during the term of this Agreement, being collectively referred to as the “Subject Shares”) during the period from and including the completion date of the Contribution to, and including, the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Ancillary Documents, the First Merger and the Conversion.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of the Transactions. Each Holder, severally and not jointly, agrees to, with respect to all of its Subject Shares, during the Voting Period:

(a) at each meeting of the Company Stockholders or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which such Holder is entitled to vote or consent, hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, its Subject Shares (i) in favor of, and adopt, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, the First Merger and the Conversion (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) in opposition to: (A) any Acquisition Proposal relating to an Alternative Transaction with respect to the Company and any and all other proposals (x) that could reasonably be expected to in any material respect delay or impair the ability of the Company to consummate the Merger Agreement, the Mergers or any of the other Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; or (B) other than as contemplated by the Merger Agreement, any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Merger Agreement, the Ancillary Documents, the Mergers and any of the other Transactions, as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provision of this Section 1, including, without limitation, the execution and delivery of any applicable Ancillary Documents;

(c) except for transfers expressly permitted by, and effected in accordance with, Section 2(b), not to deposit, and to cause their Affiliates not to deposit any Subject Shares in a voting trust or subject any Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Merger Agreement, the Ancillary Documents or any of the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote (other than a proxy granted to a representative of such Holder to attend and vote at a meeting which is voted in accordance with this Agreement); and

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the First Merger, the Merger Agreement or the Ancillary Documents, including pursuant to the DGCL.

2. Other Covenants.

(a) No Transfers. Each Holder, severally and not jointly, agree that, during the Voting Period, such Holder shall not, and shall cause its Affiliates not to, other than pursuant to this Agreement, the Merger Agreement or the Transactions, without the Purchaser’s and the Company’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares (other than a proxy granted to a representative of such Holder to attend and vote at a meeting which is voted in accordance with this Agreement); (iii) permit to exist any lien of any nature whatsoever (other than those imposed by the Merger Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting in any material respect such Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Subject Shares in violation of this Agreement. Such Holder agrees with, and covenants to, the Purchaser and the Company that such Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the Voting Period without the prior written consent of the Purchaser and the Company, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Permitted Transfers. Section 2(a) shall not prohibit a Transfer of Subject Shares by a Holder (i) to any family member of such Holder or trust for the benefit of any family member of such Holder, an Affiliate of such family member or a charitable organization, (ii) to any stockholder, member or partner of such Holder, if an entity, (iii) to any Affiliate of such Holder, or (iv) to any Person or entity pursuant to a qualified domestic relations order, laws of descent and distribution, or if and to the extent required by any non-consensual Order, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c) Changes to Subject Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

(d) Compliance with Merger Agreement. During the Voting Period, each Holder, severally and not jointly, agrees not to take or agree or commit to take any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect. Such Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the Purchaser to effect the Mergers and all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement.

(e) Registration Statement. During the Voting Period, each Holder, severally and not jointly, agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding such Holder or its Subject Shares that is reasonably requested by the Purchaser, the Company or their respective Representatives for inclusion in the Proxy Statement.

(f) Publicity. The Holders shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. Each Holder hereby authorize the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing) as a result of the Transactions, such Holder’s identity and ownership of its Subject Shares and the nature of such Holder’s commitments and agreements under this Agreement, the Merger Agreement and any of the Ancillary Documents.

3. Representations and Warranties of the Holders. The Holder, severally and not jointly, hereby represents and warrants to the Purchaser and the Company as follows:

(a) Binding Agreement. Such Holder (i) if a natural Person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural Person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization, and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural Person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforcement may be limited by the Enforceability Exceptions). Such Holder understands and acknowledges that the Purchaser and the Company are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Subject Shares. Upon (and subject to) the consummation of the Contribution, the Holders shall collectively have ownership of the Subject Shares, be the lawful owners of such Subject Shares, have the sole power to vote or cause to be voted the Subject Shares (to the extent such Subject Shares have associated voting rights), and have good and valid title to such Subject Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by the Merger Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Company’s Organizational Documents as in effect on the date hereof. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Holders pursuant to arrangements made by the Holders.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by such Holder, the performance of such Holder’s obligations hereunder or the consummation by such Holder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of such Holder’s obligations hereunder or the consummation by such Holder of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Subject Shares or such Holder’s other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Such Holder hereby covenants and agrees that, except for this Agreement, such Holder (i) has not entered into any voting agreement or voting trust with respect to the Subject Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will such Holder grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to its Subject Shares (other than a proxy granted to a representative of such Holder to attend and vote at a meeting which is voted in accordance with this Agreement) and (iii) has not entered into any agreement or knowingly taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its material obligations under this Agreement.

4. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or the Holders shall have any rights or obligations hereunder, upon the earliest to occur of (i) the written agreement of the Purchaser, the Company and the Holders, (ii) the First Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the First Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 4 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of the Holders are personal to the Holders and may not be assigned, transferred or delegated by the Holders at any time without the prior written consent of the Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; except in connection with a Transfer of any Subject Shares in accordance with Section 2(b), the transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of the Holders.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or to the extent that the Court of Chancery of the State of Delaware is found to lack jurisdiction, then the Superior Court of the State of Delaware or, to the extent that both of the aforesaid courts are found to lack jurisdiction, then the United States District Court of the District of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 4(h). Nothing in this Section 4(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Capacity as a Stockholder. Each Holder, severally and not jointly, signs this Agreement solely in such Holder’s capacity as a stockholder of Original Crystal Lagoons, and not in such Holder’s capacity as a director, officer or employee of the Company or Original Crystal Lagoons. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company or Original Crystal Lagoons in the exercise of his or her fiduciary duties as a director or officer of the Company or Original Crystal Lagoons or prevent or be construed to create any obligation on the part of any director or officer of the Company or Original Crystal Lagoons from taking any action in his or her capacity as such director or officer.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including e-mail), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the Company and the Purchaser at their respective addresses set forth in accordance with Section 9.2 (Notices) of the Merger Agreement and to the Holders at their respective address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Holders. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. Each of the Holders acknowledge that its respective obligations under this Agreement is unique, recognizes and affirms that in the event of a breach of this Agreement by it, money damages will be inadequate and the Company and the Purchaser will not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(m) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into voting agreements with the Company or the Purchaser. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

(n) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o) Entire Agreement. This Agreement (together with the Merger Agreement and the Ancillary Documents to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Holders under any other agreement between the Holders and the Purchaser or the Company or any certificate or instrument executed by the Holders in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Holders under this Agreement.

(p) Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

The Purchaser:

Twelve Seas Investment Company II

By:	/s/ Dimitri Elkin
Name:	Dimitri Elkin
Title:	Chief Executive Officer

The Company:

CL Newco Inc.

By:	/s/ Fernando Fischman Torres
Name:	Fernando Fischman Torres
Title:	President

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

Holder:

JTC TRUST COMPANY (DELAWARE) LIMITED, AS TRUSTEE OF THE CL FAMILY TRUST U/A/D 11/27/2019

By:	/s/ Carece Rufe
Name:	Carece Rufe
Title:	Chief Trust Officer

Address for Notices:

Address: 200 Bellevue Parkway, Suite 500, Wilmington, DE 19809
Facsimile No.: 302-798-2318
Telephone No.: 302-792-4734
E-mail:  carece.rufe@jtcgroup.com

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

Holder:

JTC TRUST COMPANY (DELAWARE) LIMITED, AS TRUSTEE OF THE CL CHILDREN TRUST U/A/D 11/27/2019

By:	/s/ Carece Rufe
Name:	Carece Rufe
Title:	Chief Trust Officer

Address for Notices:

Address: 200 Bellevue Parkway, Suite 500, Wilmington, DE 19809

Facsimile No.: 302-798-2318

Telephone No.: 302-792-4734

E-mail: carece.rufe@jtcgroup.com

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

Holder:

FERNANDO FISCHMANN TORRES

By:	/s/ Fernando Fischmann Torres

Address for Notices:

Address:1395 Brickell Avenue, Suite 800, Miami, FL 33131
Facsimile No.:305-728-5089
Telephone No.: 305-728-0399
E-mail: legal@crystal-lagoons.com

[Signature Page to Stockholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Stockholder Voting and Support Agreement as of the date first written above.

Holder:

FERNANDO FISCHMANN TORRES, AS TRUSTEE OF THE FF TRUST

By:	/s/ Fernando Fischmann Torres

Address for Notices:

Address:1395 Brickell Avenue, Suite 800, Miami, FL 33131
Facsimile No.:305-728-5089
Telephone No.: 305-728-0399
E-mail: legal@crystal-lagoons.com

[Signature Page to Stockholder Voting and Support Agreement]